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                                                                 EXHIBIT 10.12


                       WEST PEAK VENTURES OF CANADA, INC.

Icrystal, Inc.
Attn:  Doug Slamko, President
145 Tyee Drive, Suite 343
Point Roberts, WA 98281

August 16, 1999

Dear Doug:

             RE: CONVERTIBLE LOAN OF $78,196.20 USD TO ICRYSTAL INC.

Please, find attached a cheque, from Thompson Keraghan & Co. Limited, for $66,196.20 USD payable to DCI Inc. This amount represents the net cash generated from the sale of 200,000 shares from Icrystal (see Schedule 1).

By way of this letter, please confirm that the proceeds from the sale of the shares, after brokerage commissions, being $78,196.20 USD represents a loan to Icrystal, bearing interest at the United States prime lending rate plus 2% and repayable on November 30, unless converted into 200,000 common shares of Icrystal, which agrees to register for resale at the request of West Peak, prior to that date.

Should the loan not be converted into 200,000 common shares prior to November 30,1999, West Peak shall have the right to either convert the loan into 200,000 common shares of Icrystal, which Icrystal agrees to register for resale at the request of West Peak, or call for the repayment of the loan.




                           Suite 420 - 475 Howe Street
                  Vancouver, British Columbia, Canada, V6C- 2B3
                                Tel: 604-606-7975
                                Fax: 604-606-7980

                                                                    Page 1 of 2
                                                                August 16, 1999

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Provided you are in agreement with the above, please, so indicate by signing below.

Sincerely yours:

/S/ George Orr

F. George Orr, Accountant

We are in agreement with the above:

 /S/ D.J. Slamko                      (Doug Slamko, President)
--------------------------------------

     AUGUST 16/99                   (Date)
--------------------------------------




                           Suite 420 - 475 Howe Street
                  Vancouver, British Columbia, Canada, V6C- 2B3
                                Tel: 604-606-7975
                                Fax: 604-606-7980

                                                                    Page 2 of 2
                                                                August 16, 1999

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                                                                     Schedule 1

                               # Shrs            $/Shr          $USD
Sales from account

                               120,000           0.410          49,200.00
                                75,000           0.395          29,625.00
                                                                ---------
                                                                78,825.00
Deemed sale to Britton           5,000           0.250           1,250.00
Commission                                                      (1,878.80)(1)
                                                                ---------
                                                                78,196.20
August 99 consulting fee
   Paid to Britton                                             (12,000.00)
                                                                ---------
Balance paid to DCI, Inc                                        66,196.20

(1)  2.4% (1,878.00 / 78,825) commissions